Exhibit 21.1

SUBSIDIARIES OF THE COMPANY

Name	Jurisdiction of Incorporation or Organization
NetApp Argentina S.R.L.	Argentina
NetApp Australia Pty. Ltd.	Australia
Instaclustr Pty. Ltd.	Australia
NetApp Austria GmbH	Austria
BYMS International, Inc.	Barbados
NetApp Belgium BVBA	Belgium
NetApp Global Limited	Bermuda
NetApp Global Holdings Ltd.	Bermuda
NetApp International Holdings Ltd.	Bermuda
NetApp Brasil Solucoes de Gerenciamento e Armazenamento de Dados Ltda	Brazil
NetApp U.S. Public Sector, Inc.	California
NetCache, Inc.	California
NetApp Canada Ltd.	Canada
NetApp VTC, Inc.	Canada
NetApp Chile Limitada	Chile
NetApp (Shanghai) Commercial Co., Ltd.	China
NetApp Holdings Limited	Cyprus
NetApp Capital Solutions, Inc.	Delaware
SolidFire International, LLC	Delaware
Blue Steel Acquisition LLC	Delaware
Cloud Jumper LLC	Delaware
Clu Acquisition LLC	Delaware
NetApp R&D LLC	Delaware
Onaro, Inc.	Delaware
StackPointCloud, LLC	Delaware
Spotinst LLC	Delaware
Talon Storage Solutions, Inc.	Delaware
CloudCheckr LLC	Delaware
Data Mechanics LLC	Delaware
Fylamynt LLC	Delaware
NetApp US Holdings Inc.	Delaware
Instaclustr US Holding Inc.	Delaware
Instaclustr Inc.	Delaware
NetApp Denmark ApS	Denmark
NetApp Finland Oy	Finland
NetApp France SAS	France
Data Mechanics SAS	France
NetApp Deutschland GmbH	Germany
Credativ GmbH	Germany
NetApp (China) Limited	Hong Kong
NetApp (Hong Kong) Limited	Hong Kong
NetApp Iceland ehf.	Iceland
NetApp India Private Limited	India
NetApp India Marketing and Services Private Limited	India
PT. NetApp Indonesia	Indonesia
Network Appliance (Sales) Limited	Ireland
NetApp Ireland Lt.	Ireland
Cognigo Research Ltd	Israel
NetApp Israel R&D Ltd.	Israel
NetApp Israel Sales Limited	Israel
Onaro Israel, Ltd.	Israel
Plexistor Ltd.	Israel
Scharfnet, Ltd	Israel
Spotinst Ltd.	Israel
NetApp Italia S.r.l.	Italy
NetApp G.K.	Japan
NetApp Korea Limited	Korea
NetApp Luxembourg S.a.r.l.	Luxembourg
NetApp Malaysia Sdn. Bhd.	Malaysia

Name	Jurisdiction of Incorporation or Organization
NetApp Mexico S. de R.L. de C.V.	Mexico
NetApp New Zealand Limited	New Zealand
NetApp Nigeria Limited	Nigeria
NetApp Norway AS	Norway
NetApp Poland Sp. spółka z ograniczoną odpowiedzialnością	Poland
NetApp Russia LLC	Russia
Network Appliance Saudi Arabia LLC	Saudi Arabia
NetApp Singapore Pte. Ltd.	Singapore
NetApp South Africa (Pty) Limited	South Africa
NetApp Spain Sales SL	Spain
NetApp Sweden AB	Sweden
NetApp Switzerland GmbH	Switzerland
NetApp (Thailand) Limited	Thailand
Decru B.V.	The Netherlands
NA Technology C.V.	The Netherlands
NetApp Asia Pacific Holdings B.V.	The Netherlands
NetApp B.V.	The Netherlands
NetApp Holding & Manufacturing B.V.	The Netherlands
SolidFire B.V.	The Netherlands
NetApp Teknoloji Limited Sirketi	Turkey
NetApp UK Ltd.	United Kingdom
CloudCheckr Ltd.	United Kingdom
NetApp UK Holdings Ltd.	United Kingdom
NetApp Vietnam Company Limited	Vietnam